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                                                               February 18, 1999

LifePoint, Inc.
10400 Trademark Street
Rancho Cucamonga, CA 91730

Dear Sirs and Madams:

We refer to the Registration Statement on Form S-1 (the "Registration Statement") to be filed by LifePoint, Inc. (the "Company") under the Securities Act of 1933, as amended (the "Securities Act"), relating to (1) an aggregate of 12,000,000 shares (the "Shares") of the Company's Common Stock, $.001 par value (the "Common Stock"), to be offered by the holders thereof named in the table under the caption "Selling Stockholders" in the Prospectus constituting Part I of the Registration Statement (the "Prospectus") and which Shares were issued to the holders in the Company's private placement closed on January 21, 1999 pursuant to Regulation D under the Securities Act and (2) an aggregate of 1,539,452 shares (the "Underlying Shares") of the Common Stock to be offered by the holders thereof, who are also named in the foregoing table in the Prospectus, when and if such holders exercise their Common Stock purchase warrants (the "Selling Stockholders Warrants") previously granted to them by the Company for the reasons set forth under the caption "Plan of Distribution" in the Prospectus.

As counsel to the Company, we have examined the Certificate of Incorporation of the Company, its By-Laws, its minutes and other corporate proceedings and corporate records relating to the authorization and, where applicable, the issuance of the Shares, the Selling Stockholders Warrants and the Underlying Shares and have reviewed the Registration Statement in the form intended to be filed. In our opinion, we have made such an investigation and examinations we have deemed necessary for the purposes of expressing an informed opinion on the matters hereafter discussed.

Based upon such examination and review, it is our opinion that:

     1. The Company is duly organized and validly under the laws of the State of Delaware; and

     2. The Shares are, and the Underlying Shares will be, when issued in accordance with the respective terms of the Selling Stockholders Warrants, validly issued, fully paid and non-assessable.

In addition, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" included in the Prospectus.

                                          Very truly yours,

                                          /s/ WACHTEL & MASYR, LLP

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